                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                            IMPAX LABORATORIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            IMPAX LABORATORIES, INC.
                              30831 Huntwood Avenue
                            Hayward, California 94544

--------------------------------------------------------------------------------



Dear Stockholder:

         You are cordially invited to attend the Company's Special Meeting of Stockholders to be held on Tuesday, October 3, 2000 at 10:00 A.M., Pacific Standard Time, at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

         The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration at the Special Meeting. You are being asked to increase the Company's authorized Common Stock from 50,000,000 to 75,000,000 shares and to increase the aggregate number of shares of Common Stock that may be issued pursuant to the Company's 1999 Equity Incentive Plan from 2,400,000 to 5,000,000.

         At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

         Thank you for your cooperation.

                                        Very truly yours,



                                        Charles Hsiao, Ph.D.
                                        Chairman and Co-Chief Executive Officer

September 1, 2000

                            IMPAX LABORATORIES, INC.
                              30831 Huntwood Avenue
                            Hayward, California 94544

--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON October 3, 2000

--------------------------------------------------------------------------------

         To the Stockholders of Impax Laboratories, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Impax Laboratories, Inc. (the "Company") will be held on Tuesday, October 3, 2000 at 10:00 A.M., Pacific Standard Time, at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404, for the following purposes:

                  (1) To consider and act upon a proposal to increase the
            Company's authorized Common Stock from 50,000,000 shares to 75,000,000 shares.

                  (2) To consider and act upon a proposal to increase the number of shares of Common Stock that may be issued pursuant to the Company's 1999 Equity Incentive Plan from 2,400,000 shares to 5,000,000 shares.

                  (3) To transact such other business as may properly come
            before the Special Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 25, 2000 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Special Meeting may revoke their proxy and vote their shares in person.

                                            By Order of the Board of Directors



                                            CORNEL C. SPIEGLER
                                            Secretary

Hayward, California
September 1, 2000

                            Impax Laboratories, Inc.
                              30831 Huntwood Avenue
                            Hayward, California 94544

                     --------------------------------------
                                 PROXY STATEMENT
                     --------------------------------------

                               GENERAL INFORMATION

General

         This Proxy Statement (first mailed to stockholders on or about August 25, 2000) is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), Series 1A Convertible Preferred Stock, par value $.01 per share, Series 1B Convertible Preferred Stock (collectively with the Series 1A Convertible Preferred Stock, the "Series 1 Preferred"), and Series 2 Convertible Preferred Stock, par value $.01 per share (the "Series 2 Preferred"), of Impax Laboratories, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Special Meeting of Stockholders (the "Special Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held on Tuesday, October 3, 2000 at 10:00 A.M., Pacific Standard
Time, at  the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

                  At the Special Meeting, stockholders will consider and vote upon: (i) an increase in the Company's authorized Common Stock from 50,000,000 shares to 75,000,000 shares, and (ii) an increase in the aggregate number of shares of Common Stock that may be issued pursuant to the Company's 1999 Equity Incentive Plan from 2,400,000 shares to 5,000,000 shares.

         Management currently is not aware of any other matters that will come before the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

         Proxies for use at the Special Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock, Series 1 Preferred and Series 2 Preferred (collectively, the "Capital Stock").

Revocability and Voting of Proxy

         A form of proxy for use at the Special Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Shares of Capital Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" (i) an increase in the Company's authorized Common Stock from 50,000,000 shares to 75,000,000 shares, and (ii) an increase in the aggregate number of shares of Common Stock that may be issued pursuant to the Company's 1999 Equity Incentive Plan from 2,400,000 shares to 5,000,000 shares.

      The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Special Meeting:
(i) approval of the Minutes of a prior meeting of Stockholders, if such approval does not amount to ratification of the action taken at the meeting; (ii) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (iii) matters incident to the conduct of the Impax Laboratories, Inc. Special Meeting. In connection with such matters, the person named in the enclosed proxy will vote in accordance with their best judgment.

Record Date and Voting Rights

         On July 31, 2000, there were issued and outstanding 25,004,968 shares of Common Stock, 220,000 shares of Series 1 Preferred and 150,000 shares of Series 2 Preferred. Only stockholders of record at the close of business on August 25, 2000 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

         Each share of Common Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting. The holders of shares of Series 1 Preferred and Series 2 Preferred vote, in general, as a single class with the holders of the Common Stock, on all matters voted on by the stockholders of the Company, with each holder of Series 1 Preferred or Series 2 Preferred entitled to the number of shares of Common Stock into which that holder's shares would then be convertible. At the Record Date, each share of Series 1A Preferred Stock ("Series 1A") was convertible into 50 shares of Common Stock, each share of Series 1B Preferred Stock ("Series 1B") was convertible into 66.7 shares of Common Stock and each share of Series 2 Preferred was convertible into 20 shares of Common Stock. Accordingly, as of the Record Date, the holders of the shares of Common Stock, Series 1 Preferred and Series 2 Preferred are entitled to cast a total of 41,841,657 votes.

         The affirmative vote of the holders of the majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting is required to (i) increase the Company's authorized Common Stock from 50,000,000 shares to 75,000,000 shares, and (ii) increase the aggregate number of shares of Common Stock that may be issued pursuant to the Company's 1999 Equity Incentive Plan from 2,400,000 shares to 5,000,000 shares.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. As a result, abstentions and broker non-votes are effectively treated as votes against the proposals, making it more difficult to obtain the necessary approval for these proposals. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

Beneficial Ownership Of Common Stock By Certain Stockholders And Management

         The following table sets forth information as of July 31, 2000 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Capital Stock of: (i) each person known by the Company to own beneficially more that five percent of the outstanding Common Stock, Series 1 Preferred or Series 2 Preferred; (ii) each director; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                                            Shares Beneficially Owned +
                                                     ------------------------------------------------------------------------
                                                                                     Series 1                Series 2
                                                         Common Stock             Preferred Stock         Preferred Stock
                                                     ----------------------   ----------------------  -----------------------
Name and Address of Beneficial Owner                 No. of Shares  Percent   No. of Shares  Percent  No. of Shares   Percent
------------------------------------                 -------------  -------   -------------  -------  -------------   -------
Barry R. Edwards (1) ..............................        132,313     *                 --       --             --      --
   c/o Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

David J. Edwards (2) ..............................          1,667     *                 --       --             --      --
   c/o Fleming Capital Management
   Robert Fleming, Inc.
   320 Park Avenue
   New York, NY 10022

Nigel Fleming, Ph.D. ..............................             --    --                 --       --             --      --
   2360 Pacific Avenue, #504
   San Francisco, CA 94115

Charles Hsiao, Ph.D. (3) ..........................      4,942,974    19.1               --       --          5,000     3.3
   c/o Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

Larry Hsu, Ph.D. (4) ..............................      2,691,383    10.4               --       --             --      --
   c/o Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

Brian Keng (5) ....................................             --    --                 --       --             --      --
   c/o China Development
   Industrial Bank
   3945 Freedom Circle, Suite 1150
   Santa Clara, CA 95054

Jason Lin (6) .....................................      4,269,357    14.6           55,000     25.0         30,000    20.0
   c/o Uni-President Enterprises Corp.
   301 Chung Cheng Road
   Yeong Kang
   Tainan Hslen, Taiwan R.O.C.

Michael Markbreiter (7) ...........................         11,667     *                 --       --             --      --
   c/o Kingdon Capital
   Management Corp.
   152 West 57th Street
   New York, NY 10019

                                                                          Shares Beneficially Owned +
                                                     ------------------------------------------------------------------------
                                                                                     Series 1               Series 2
                                                          Common Stock            Preferred Stock         Preferred Stock
                                                     ----------------------   ----------------------  -----------------------
Name and Address of Beneficial Owner                 No. of Shares  Percent   No. of Shares  Percent  No. of Shares   Percent
------------------------------------                 -------------  -------   -------------  -------  -------------   -------
Oh Kim Sun (8) ....................................      5,745,324    20.6           40,000     18.2          10,000    6.7
   c/o Chemical Company of
   Malaysia Berhad
   Wisma Sine Darby
   14 Jalan Faja Laut
   50708 Kuala Lumpur, Malaysia

May Chu (9) .......................................         66,716     *                 --       --              --     --
   c/o Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544


Mitchell Goldberg (10) ............................         38,175     *                 --       --              --     --
   c/o Impax Laboratories, Inc.
   3735 Castor Avenue
    Philadelphia, PA 19124

Cornel C. Spiegler (11) ...........................         67,596     *                 --       --              --     --
   c/o Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

Joseph A. Storella (12) ...........................         53,333     *                 --       --              --     --
   c/o Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

Bear Stearns Asset Management, Inc. (13) ..........      1,918,554    7.6                --       --              --     --
   575 Lexington Avenue
   New York, NY 10167

Chemical Company of Malaysia Berhad (14) ..........      5,741,154    20.6           40,000     18.2          10,000    6.7
   Wisma Sine Darby
   14 Jalan Faja Laut
   50708 Kuala Lumpur, Malaysia

Chiin Hsiao Children Irrevocable Trust ............      2,601,924    10.4               --       --              --     --
   c/o Laurie A. Miller, Esquire
   3542 Oak Knoll Drive
   Redwood City, CA 94062

China Development Industrial Bank (15) ............      4,602,937    15.6           60,000     27.3          30,000   20.0
   c/o Brian Keng
   3945 Freedom Circle, Suite 1150
   Santa Clara, CA 95054

                                                                            Shares Beneficially Owned +
                                                     --------------------------------------------------------------------------
                                                                                     Series 1                  Series 2
                                                          Common Stock            Preferred Stock          Preferred Stock
                                                     ----------------------   -----------------------  ------------------------
Name and Address of Beneficial Owner                 No. of Shares  Percent   No. of Shares   Percent  No. of Shares    Percent
------------------------------------                 -------------  -------   -------------   -------  -------------    -------
John Hsiao (16) ...................................      1,658,800    6.6                --        --            --          --
   c/o Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544


Robert Fleming, Inc. (17) .........................      4,625,000    15.6           50,000      22.7        75,000        50.0
   Fleming US Discovery Fund III, L.P. ............      3,986,452    13.5           43,093      19.6        64,637        43.1
   Fleming US Discovery Offshore Fund III, L. P. ..        638,548     2.1            6,907       3.1        10,363         6.9
   c/o Robert Fleming, Inc.
   320 Park Avenue, 11th Floor
   New York, NY 10022

Kingdon Capital Management (18) ...................      1,882,353    7.5                --        --            --          --
   Kingdon Offshore, N.V. .........................      1,129,412    4.5
   Kindon Associates, L.P. ........................        376,471    1.5
   Kingdon Partners, L.P. .........................        376,470    1.5
   152 West 57th Street
   New York, NY  10019

Hsu Children Irrevocable Trust ....................      1,334,320    5.3                --        --            --          --
   c/o Laurie A. Miller, Esquire
   3542 Oak Knoll Drive
   Redwood City, CA 94062

Laurie A. Miller, Esquire (19) ....................      4,037,153    16.1               --        --            --          --
   3542 Oak Knoll Drive
   Redwood City, CA 94062

President (BVI) International Investment
   Holdings, Ltd. (20) ............................      4,269,357    14.6           55,000      25.0        30,000        20.0
   c/o Jason Lin
   301 Chung Cheng Road
   Yeong Kang
   Tainan Hslen, Taiwan R.O.C.

All directors and executive officers as a group
(13) ..............................................     18,020,505    52.8           95,000      43.2        45,000        30.0

----------------
      *Less than one percent

+ Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the Capital Stock. Shares currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

(1) Includes options to purchase 131,313 shares of common stock which may be exercised within 60 days.

(2) Consists of options to purchase 1,667 shares of common stock which may be exercised within 60 days. Mr. David Edwards is an employee of Fleming Capital Management, a subsidiary of Robert Fleming, Inc. See also Note 19.

(3) Includes 500,370 shares of common stock held in trust for the benefit of John Hsiao's children, 250,185 shares of common stock held in trust for the benefit of Richard Hsiao's children, options to purchase 83,395 shares of common stock which may be exercised within 60 days, 5,000 shares of Series 2 Preferred which are immediately convertible into 100,000 shares of common stock and warrants immediately convertible into 667,160 shares of common stock. Does not include 2,601,924 shares of common stock held in the Chiin Hsiao Children Irrevocable Trust, as to which shares Dr. Hsiao does not have voting or dispositive power.

(4) Includes options to purchase 83,395 shares of common stock which may be exercised within 60 days and warrants immediately convertible into 667,160 shares of common stock. Does not include 1,334,320 shares of common stock held in the Hsu Children Irrevocable Trust, as to which shares Dr. Hsu does not have voting or dispositive power.

(5) Mr. Brian Keng is an employee of China Development Industrial Bank. Does not include shares beneficially owned by China Development Industrial Bank. See also Note 17.

(6) Because of Mr. Jason Lin's role as President of Uni-President Enterprises Corporation, he may also be deemed to beneficially own the shares of Series 1B and Series 2 Preferred Stock owned by Uni-President Enterprises Corporation. Includes 55,000 shares of Series 1B Preferred Stock which shares are immediately convertible into 3,669,357 shares of common stock and 30,000 shares of Series 2 Preferred Stock which shares are immediately convertible into 600,000 shares of common stock. See also Note 22.

(7) Consists of options to purchase 11,667 shares of common stock which may be exercised within 60 days. Does not include shares beneficially owned by Kingdon Capital Management Corporation ("KCMC"), the general partner of M. Kingdon Offshore, N.V., Kingdon Associates, L.P. and Kingdon Partners, L.P. (collectively, "Kingdon"), with which Mr. Markbreiter is associated See also Note 20.

(8) Because Mr. Oh Kim Sun is a substantial stockholder of the Chemical Company of Malaysia, he may also be deemed to beneficially own the shares of Series 1B and Series 2 Preferred Stock owned by the Chemical Company of Malaysia. Includes 40,000 shares of Series 1B Preferred Stock which shares are immediately convertible into 2,668,623 of common stock, 10,000 shares of Series 2 Preferred Stock which shares are immediately convertible into 200,000 shares of common stock and options to purchase 4,170 shares of common stock which may be exercised within 60 days.

(9) Consists of options to purchase 66,716 shares of common stock which may be exercised within 60 days.

(10) Consists of options to purchase 38,175 shares of common stock which may be exercised within 60 days.

(11) Includes options to purchase 55,759 shares of common stock which may be exercised within 60 days and a warrant to purchase 3,500 shares of common stock immediately exercisable.

(12) Includes options to purchase 52,333 shares of common stock which may be exercised within 60 days.

(13) The source of this information is the Schedule 13G, dated February 14, 2000 filed with the Securities and Exchange Commission. Such Schedule 13G reported that Bear Stearns Asset Management, Inc. has sole power to dispose or direct the disposition of 1,693,554 shares which it beneficially owned. Includes a warrant to purchase 225,000 shares of common stock immediately exercisable.

(14) Includes shares of Series 1B Preferred Stock immediately convertible into 2,668,623 shares of common stock and shares of Series 2 Preferred Stock immediately convertible into 200,000 shares of common stock.

(15) Consists of shares of Series 1B Preferred Stock immediately convertible into 4,002,937 shares of common stock and shares of Series 2 Preferred Stock immediately convertible into 600,000 shares of common stock.

(16) Includes a warrant to purchase 266,864 shares of common stock immediately exercisable. Mr. John Hsiao is an employee of the Company and the brother of Charles Hsiao, the Chairman and the Co-Chief Executive Officer of the Company.

(17) Consists of shares of series 1A Preferred Stock immediately convertible into 2,500,000 shares of common stock, warrants to purchase an aggregate of 625,000 shares of common stock which may be exercised within 60 days and shares of Series 2 Preferred Stock immediately convertible into 1,500,000 shares of common stock.

(18) KCMC, the general partner of Kingdon, is deemed to be the beneficial owner of the 1,882,353 shares of common stock held by Kingdon.

(19) Includes options for 23,518 shares of common stock which may be exercised within 60 days and 3,936,244 shares of common stock owned by the Chiin Hsiao Children Irrevocable Trust and the Hsu Children Irrevocable Trust, for which Laurie A. Miller, who is corporate counsel to Impax, serves as trustee, and therefore may be deemed to beneficially own the shares held by the trust. Ms. Miller disclaims beneficial ownership of these shares.

(20) Consists of shares of Series 1B Preferred Stock immediately convertible into 3,669,357 shares of common stock and shares of Series 2 Preferred Stock immediately convertible into 600,000 shares of common stock.

Executive Compensation

         The following table summarizes the compensation earned by or paid to the Company's Chairman, each Co-Chief Executive Officer, the President and Chief Operating Officer and the Company's other six most highly compensated executive officers for 1999, 1998 and 1997, including two executive officers who left the Company in December 1999 and January 2000.

                                                                          Annual                           Long-Term
                                                                       Compensation                      Compensation
                                                        -------------------------------------------   ------------------
                                                                                         Other Annual    Common Stock
                                                                                         Compensation  Underlying Options
       Name and Principal Position             Year     Salary ($)          Bonus ($)           $              (#)
 --------------------------------------        ----     ----------          ---------      ----------  -----------------
Charles Hsiao, Ph.D.                           1999     122,292(1)                 --              --      333,580
   Chairman and Co-Chief Executive Officer

Barry R. Edwards                               1999     167,848                45,550       11,753(2)      370,000
   Co-Chief Executive Officer                  1998      93,363                10,000        5,472(3)       62,175

Larry Hsu, Ph.D.                               1999     122,292(4)                 --              --      333,580
   President and Chief Operating    Officer

Cornel C. Spiegler                             1999     150,191                13,761        3,492(5)      20,000
   Chief Financial Officer                     1998     138,926                 1,391        3,522(5)      10,870
                                               1997     135,660                    --        3,259(5)      36,000(9)

Joseph A. Storella                             1999     148,027                11,463        5,554(5)      12,000
   Vice President Operations                   1998     135,922                 1,365        5,746(5)      10,000
                                               1997     133,100                    --        5,317(5)      36,000(9)

Marc Feinberg (6)                              1999     131,510                 8,854        3,233(5)
   Vice President, Quality                     1998     131,514                 1,365        3,269(5)
                                               1997     133,100                    --        3,025(5)      36,000(9)

                                                                          Annual                           Long-Term
                                                                       Compensation                      Compensation
                                                        -------------------------------------------   ------------------
                                                                                         Other Annual    Common Stock
                                                                                         Compensation  Underlying Options
       Name and Principal Position             Year     Salary ($)          Bonus ($)           $              (#)
 --------------------------------------        ----     ----------          ---------      ----------  -----------------
Pieter Groenewoud (7)                          1999     127,116                 8,570        3,268(5)       4,000
   Vice President,                             1998     127,704                 1,200        3,280(5)      11,000
   Product Development                         1997      92,146                    --        3,031(5)      25,000(9)

Mitchell Goldberg                              1999     118,145                19,024        1,287(5)
   Vice President, Sales                       1998     111,237                21,100        1,371(5)       2,175
                                               1997      95,111                    --          813(5)      36,000(9)

May Chu                                        1999     104,583(8)                 --              --      66,716
   Vice President, Quality Affairs

(1)   This amount represents Dr. Hsiao's salary for the entire year 1999.
(2) Represents life insurance and long-term disability insurance along with gross-up tax payments with respect to such insurance payments and $8,958 in car allowance.
(3) Represents life insurance and long-term disability insurance along with gross-up tax payments with respect to such insurance payments and $3,336 in car allowance.
(4)   This amount represents Dr. Hsu's salary for the entire year 1999.
(5) Represents life insurance and long-term disability insurance along with gross-up tax payments with respect to such insurance payments.
(6) Mr. Feinberg has served as Vice President, Quality Assurance from October 1996 through December 1999.
(7) Mr. Groenewoud has served as Vice President, Product Development since May 1996 through January 2000.
(8)   This amount represents Mrs. Chu's salary for the entire year 1999.
(9) Represents cancellation of old options and the issuance of identical repriced new options having an exercise price of $3.125 per share.

      The following table sets forth information on option grants in the fiscal year ended December 31, 1999 to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                        Number of           % of Total Options
                                        Securities              Granted to
                                     Underlying Options     Employees in Fiscal      Exercise
Name                                      Granted                  Year             Price $/SH               Expiration Date
----                                 ------------------   -------------------       ----------               ---------------
Charles Hsiao, Ph.D.                     333,580(1)                25.6                0.82   (1)                 4/2/09
Barry R. Edwards                         100,000                    7.7              2.1875                      2/12/09
                                         270,000                   20.7               3.875                     12/14/09
Larry Hsu, Ph.D.                         333,580(1)                25.6                0.75   (1)                 4/2/09
May Chu                                   66,716(1)                 5.1                0.75   (1)                 4/2/09
Cornel Spiegler                            8,000                     *               2.1875                      2/12/09
                                          12,000                                     3.3125                      7/20/09
Joseph Storella                           12,000                     *               2.1875                      2/12/09
Pieter Groenewoud                          4,000                     *               2.1875                      2/12/09
Mitchell Goldberg                             --                    --                    --                          --
Marc Feinberg                                 --                    --                    --                          --

----------------
*     Less than one percent.

(1) These amounts are on as converted basis after giving effect to the conversion factor of 3.3358 shares of Global Pharmaceutical Corporation for one share of Impax Pharmaceuticals, Inc.

      The following table sets forth information with respect to unexercised stock options held at December 31, 1999 by the persons named in the Summary Compensation Table. There were no exercises of options to purchase Common Stock by such individuals during the fiscal year ended December 31, 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                  Number of Unexercised             Value of Unexercised
                                     Options Held at               in-the-Money Options at
                                   Fiscal Year End (#)                Fiscal Year End ($)
                                -----------------------------    -----------------------------
Name                            Exercisable     Unexercisable    Exercisable     Unexercisable
----                            -----------     -------------    -----------     -------------
Charles Hsiao, Ph.D. ..............       --          333,580        --           1,310,969(1)
Barry R. Edwards ..................   34,375           15,625        -- (2)             -- (2)
                                          --           12,175        --              33,481(3)
                                      27,778           72,222     71,181(4)         185,069(4)
                                          --          270,000        --             236,250(5)
Larry Hsu, Ph.D. ..................       --          333,580        --           1,334,320(6)
May Chu ...........................   40,030           80,059    160,120(6)         320,236(6)
Cornel Spiegler ...................   36,000               --     58,500(7)             --
                                          --           10,870        --              29,893(3)
                                       2,222            5,778      5,694(4)          14,806(4)
                                       1,667           10,333      2,396(8)          14,854(8)
Joseph Storella ....................  36,000               --     58,500(7)             --
                                          --           10,000        --              27,500(3)
                                       3,333            8,667      8,541(4)          22,209(4)
Mitchell Goldberg ..................  33,000            3,000     53,625(7)           4,875(7)
                                          --            2,175        --               5,981(3)
Pieter Groenewoud ..................  25,000               --     40,625(7)             --
                                      11,000               --     11,000(9)             --
                                       1,111            2,889      2,847(4)           7,403(4)
Marc Feinberg ......................  36,000               --     58,500(7)             --

------------------
(1) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the exercise price of $0.82.
(2) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the exercise price of $5.00.
(3) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the exercise price of $2.00.
(4) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the Exercise price of $2.1875.
(5) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the exercise price of $3.875.
(6) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the exercise price of $0.75.
(7) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the exercise price of $3.125.
(8) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the exercise price of $3.3125.
(9) Computed based on the difference between the closing price per share of the Common Stock at $4.75 on December 31, 1999 and the exercise price of $3.75.

Employment Agreements

      At the closing of the merger between Global Pharmaceutical Corporation and Impax Pharmaceuticals, Inc., effective December 14, 1999, each of Mr. Barry R. Edwards and Drs. Hsiao and Hsu entered into a new employment agreement with the Company. Each of these employment agreements has substantially the same terms. Mr. Edward's and Dr. Hsiao's agreements provide that they will serve as Co-Chief Executive Officers of the Company and, in the case of Dr. Hsiao, Chairman of the Board. Dr. Hsu's Agreement provides that he will serve as President and Chief Operating Officer of the Company. The other material terms of these employment agreements are described below.

      Each employment agreement will be for an initial term of three years, and will be renewed automatically for successive one-year terms unless terminated by either party at least six months prior to the expiration of the initial term or any renewal term. Each of the executives will receive an annual salary of $175,000, and will be entitled to a bonus based on criteria established by the Board of the Company. Any bonus paid to one of these three executives must be similarly paid at the same time to the other two executives.

      Any of the executives may be terminated by the Company, either with or without cause. The executive may terminate his own employment for any reason, or for good reason. These terms are defined more fully in the employment agreements. In general, cause means:

      o a material breach of the provisions of the employment agreement relating to proprietary information, trade secrets, confidentiality and non-competition;

      o a material breach of any other provision of the employment agreement that is not remedied within 30 days of such breach;

      o  any act of fraud or embezzlement against the Company; or

      o any indictment of the executive for a felony or other crime that would cause injury to the reputation of the Company.

In general, good reason means:

      o assignment of duties or a reduction in duties which is inconsistent with the executive's position;

      o a material reduction in executive's salary or benefits not agreed to by the executive;

      o a relocation that would require executive to have commute of more than 50 miles; or

      o  a change in control of the Company.

In general, a change in control is defined as:

      o the acquisition by any person or entity of ownership or control of more than 50% of the voting power of the Company;

      o a sale or disposition of assets totaling more than 50% of the value of the Company;

      o a merger or reorganization in which the Company's stockholders immediately prior to the merger do not own a least 51% of the voting power of the Company after the merger;

      o any transaction where the Company's stockholders immediately prior to the transaction do not own at least 51% of the voting power of the Company after the transaction; or

      o any other transaction that the Board determines would materially alter the structure, ownership or control of the Company.

      If the executive is terminated without cause or terminates his employment for good reason, he will be entitled to receive a payment of all accrued and unpaid salary and benefits plus salary and benefits for the next six months or, if less, the remainder of the term of the employment agreement.

      The executives have also agreed to keep all proprietary information of the Company confidential and to assign all proprietary information or intellectual property developed by the executive during the course of his employment to the

Company. Each executive has also agreed that during the term of the employment agreement and for a period of two years following the termination of his employment, he will not engage in a business competitive with that of the Company or entice any of the Company's customers, suppliers or business partners to end their relationship with the Company.

      In addition to the terms previously described, Mr. Edwards' employment agreement provides that he will receive an option to purchase 270,000 shares of common stock at the prevailing market price at the time the option is granted. The shares covered by this option vest and are exercisable on the following schedule: (i) first year - 0%; (ii) second year - 10%; (iii) third year - 40%;
(iv) fourth year - 50%.

      Cornel C. Spiegler has entered into a three-year employment agreement with the Company for the position of Chief Financial Officer and Vice President - Administration, effective September 1995. Mr. Spiegler's employment agreement provides for a base annual salary of $125,000, which may be increased annually at the discretion of the Board of Directors, as well as stock options and a customary benefits package.

      At the Company's option, the term of Mr. Spiegler's employment agreement may be extended for one additional year. The employment agreement of Mr. Spiegler prohibits him from (i) competing with the Company for one year following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner. If Mr. Spiegler is discharged without cause (as defined in his agreement), the Company will continue to pay him at his then current salary of the longer of six months or the remainder of the agreed upon employment period.

      In connection with his employment agreement in December 1995 the Company granted Mr. Spiegler an option to purchase 36,000 shares of Common Stock at $8.50 per share. One-third of the option vested on September 27, 1996 and the remaining two-thirds vested in monthly installments over the 24-month period beginning on September 27, 1996, in each case based on Mr. Spiegler's continued employment during that time. In conjunction with the repricing of all of the Company's stock options, Mr. Spiegler's options were cancelled effective December 19,1997 and replaced with identical repriced new options having an exercise price of $3.125 per share.

      At various times during 1996 and 1997, Joseph Storella and Mitchell Goldberg entered into three-year employment agreements with the Company for the position of Vice President -Operations and Vice President - Sales, respectively. Messrs. Storella's and Goldberg's employment agreements provide for a base annual salary of $130,000 and $110,000, respectively, which may be increased annually at the discretion of the Board of Directors, as well as stock options and a customary benefits package. Under Mr. Goldberg's employment agreement, he received a sign-on bonus of $10,000. In addition, he was eligible for certain performance-based bonuses in 1997 in the amount of $5,000 per quarter in the event the Company reached certain projected sales goals, which amount was to be proportionally increased in the event that such goals are exceeded, and $10,000 per quarter in 1998 in the event that such projections were met. In January, 1998, Mr. Goldberg was paid a sales bonus of $10,000 regarding the 1997 sales performance. In April 1998, Mr. Goldberg was paid a sales bonus of $10,000 regarding the quarter ended March 31, 1998 sales performance.

      The term of each of Messrs. Storella's and Goldberg's employment agreement may be extended. The employment agreements of Messrs. Storella and Goldberg prohibit them from (i) competing with the Company for one year following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner. If Mr. Goldberg is discharged without cause (as defined in his agreement), the Company shall continue to pay Mr. Goldberg his then current salary for the lesser of six months or the remainder of the agreed upon employment period. If Mr. Storella is discharged without cause (as defined in his agreement), the Company shall continue to pay him his then current salary for a period of six months.

      In 1996, in connection with his employment agreement, the Company granted Mr. Storella an option to purchase 36,000 shares of Common Stock at $9.13 per share. One-third of the option vested on May 20, 1997 and the remaining two-thirds vests in monthly installments over the 24-month period beginning on May 20, 1997, in each case based on Mr. Storella's continued employment during that time. In conjunction with the repricing of all the Company's stock options, Mr. Storella's options were cancelled effective December 19, 1997 and replaced with identical repriced new options having an exercise price of $3.125 per share. In 1999, Mr. Storella's employment agreement was extended for another two years through May 2002. This agreement provides for an annual salary of $145,000 for the period May 19, 1999 through May 18, 2000, and of $150,500 from May 19, 2000 through May 19, 2001. In connection with his employment agreement, Mr. Storella was granted an option to purchase 12,000 shares of Common Stock at $2.1875 per share. The terms of this agreement are substantially the same terms as the previous employment agreement.

      In 1997, in connection with his employment agreement, the Company granted Mr. Goldberg an option to purchase 36,000 shares of Common Stock at $8.50 per share. One-third of the option vested on March 17, 1998 and the remaining two-thirds vests in monthly installments over the 24-month period beginning on March 17, 1997, in each case based on Mr. Goldberg's continued employment during that time. In conjunction with the repricing of all of the Company's stock options, Mr. Goldberg's options were cancelled effective December 19, 1997 and replaced with identical repriced new options having an exercise price of $3.125 per share.

PROPOSAL NO. 1 - APPROVAL OF AN INCREASE IN AUTHORIZED COMMON STOCK

         In August, 2000, the Board of Directors unanimously approved an amendment to the Company's restated certificate of incorporation that, if enacted, would permit the Company to issue up to 75 million shares of Common Stock. The Board directed that the amendment be voted on by stockholders.

         The Company is currently permitted to issue up to an aggregate of 50 million shares of Common Stock. As of July 31, 2000, 25,004,968 shares of Common Stock were issued and outstanding. Approximately 2,487,652 additional shares were reserved for issuance under the Company's compensation and benefit plans, an additional 16,841,657 shares were reserved for issuance upon conversion of the Series 1 Preferred, Series 2 Preferred and approximately 3,490,370 shares were reserved for issuance upon conversion of warrants. Accordingly, as of July 31, 2000, excluding the shares reserved for future issuance, the Company could issue 2,175,353 shares of Common Stock.

       The Board of Directors has determined that it is in the best interest of the Company to increase the authorized Common Stock of the Company. An increased authorized capital would give the Company flexibility to issue as needed shares of its Common Stock for possible stock splits, acquisitions, financings and other corporate purposes. The Company currently does not have any plans to issue any of the additional shares of Common Stock. The Board generally will be able to issue shares from time to time without obtaining the approval of stockholders. However, Nasdaq rules require stockholder approval of issuances of common stock under certain circumstances including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding (for the Company currently, issuance of more than approximately 8,368,331 shares of Common Stock).

       Newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends (if any) paid by the Company. Although the authorization would not, in itself, have any effect on stockholder rights, issuance of additional shares of Common Stock for other than a stock split or dividend could, under certain circumstances, have a dilutive effect on voting rights and earnings per share. Stockholders do not have preemptive rights.

         While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized Common Stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE TO 75,000,000 THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

  PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE IMPAX LABORATORIES, INC. 1999
                             EQUITY INCENTIVE PLAN

      On December 13, 1999, the Company's stockholders approved the Impax Laboratories, Inc. 1999 Equity Incentive Plan (the "Plan"). The Plan provides for the granting of options, among other awards, to purchase shares of the Company's Common Stock to officers, directors, employees and consultants of the Company. Options may be issued under the Plan which qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that do not qualify as incentive stock options ("non-statutory options"). The Plan provides that up to 2,400,000 shares of the Company's Common Stock may be issued under the Plan. The Company has granted options exercisable for 2,125,549 of the shares available for issuance under the Plan.

      The Company's Board of Directors has approved amending the Plan to increase the aggregate number of the Company's shares which may be issued under the plan by 2,600,000 shares, from 2,400,000 shares to 5,000,000 shares. The amendment to the Plan is subject to approval by the stockholders of the Company. The Company's Board of Directors unanimously recommends that stockholders vote "for" approval of the amendment to the Plan because it believes that the amendment to the Plan will advance the interest of the Company and its stockholders by strengthening the ability of the Company to attract, retain and motivate its officers, directors, employees and consultants.

      Set forth below is a summary of the provisions of the Plan, as amended, and information regarding the federal income tax consequences of the Plan. This summary is qualified in its entirety by the detailed provisions of the Plan set forth as Appendix "A" to this Proxy Statement.

General

         The Impax Laboratories, Inc. ("the Company") 1999 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors of the Company and approved by the Company's stockholders on December 13, 1999.

         The purpose of the Plan is to attract, retain and motivate key personnel by providing a means whereby the Company may grant (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights and/or
(iv) stock bonus awards to officers, employees, directors and consultants of the Company and its affiliates.

         The Board believes that the Plan serves the best interests of the Company and its stockholders by permitting the Company to establish a flexible vehicle through which the Company can offer equity-based compensation incentives to eligible personnel with a view toward promoting the long-term financial success of the Company and enhancing stockholder value. The primary features of the Plan are summarized below.

Number of Shares and Adjustments

         The number of shares of Common Stock, $.01 par value, of the Company as to which options may be granted under the Plan is 5,000,000 (the "Shares"). This number may be adjusted in the sole discretion of the Board to give effect to any stock split, stock dividend, combination, recapitalization or similar transaction with respect to the Common Stock. Shares subject to awards under the Plan that are canceled, expired, terminated, forfeited, settled in cash or withheld to satisfy the applicable purchase price or tax withholding obligations shall again be available for issuance under the Plan.

         Shares of common stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury.

         Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of common stock with respect to which stock options or SARs may be granted under the Plan to any employee for any calendar year will be 300,000 Shares.

Administration of the Plan

         The Board of Directors of the Company administers the Plan. The Board is permitted by the Plan to delegate its authority under the Plan, except with respect to awards to non-employee directors, to a Committee of the Board consisting of at least two directors appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, and except with respect to awards to non-employee directors, the Committee will have the authority to grant awards under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of agreements governing awards made under the Plan, to supervise the administration of the Plan, and to take such other actions as may be necessary or desirable in order to carry out the provisions of the Plan. The plan will be administered by the Board of Directors with respect to awards to non-employee directors. The Board of Directors has delegated its authority to administer the Plan to the Stock Option Committee of the Board of Directors.

Eligibility

         The Plan authorizes the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (commonly known as SARs), and stock bonus awards to any member of the Company's Board of Directors, any officer or other employee of the Company or its affiliates or any consultant who performs or will perform services for the Company or its affiliates.

         The Company may also, from time to time, assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either granting an award under the Plan in replacement of the award assumed by the Company or treating the assumed award as if it had been granted under the Plan.

         The following table sets forth the number of Options granted pursuant to the Plan to each of the persons and groups of persons set forth in the table:

                                                                                             Number of Options
                                Name and Position                                         Granted Under the Plan
----------------------------------------------------------------------------------    --------------------------------
Charles Hsiao, Ph.D., Chairman, Co-Chief Executive Officer                                         333,580
Barry R. Edwards, Co-Chief Executive Officer                                                       270,000
Larry Hsu, Ph.D., Chief Operating Officer                                                          333,580
Cornel C. Spiegler, Chief Financial Officer                                                              0
Joseph A. Storella, Vice President Operations                                                            0
May Chu, Vice President, Quality Affairs                                                            66,716
All executive officers                                                                           1,043,876
All directors who are not executive officers                                                        38,679
All employees including officers who are not executive officers                                    923,572

Terms and Conditions of Options

         Each option granted under the Plan is required to be set forth in writing in an Award Agreement, duly executed by the Company and by the person receiving the option.

         Under the Plan, the Administrator may grant stock options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (commonly known as ISOs) and stock options which do not qualify as incentive stock options (commonly known as nonstatutory stock options). ISOs may only be granted to employees of the company or its affiliates that qualify as "subsidiaries" within the meaning of Section 424 of the Code.

         The exercise price for Common Stock covered by an ISO may not be less than 100% of the fair market value of the Common Stock on the date of grant (or, in the case of a grant to an employee who is a "10% stockholder" of the Company or certain subsidiaries, 110% of the fair market value). The exercise price for Common Stock covered by a nonstatutory stock option may not be less than the par value of the Common Stock on the date of grant. All options will, unless sooner terminated, expire ten years (or, in the case of an incentive stock option granted to a 10% stockholder, five years) from the date of grant.

Vesting and Exercise of Option

         The Board may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an option may be exercised by transmitting to the Company: (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price. The exercise price of an option may be paid in cash and/or such other form of payment as the Company may permit.

Rights as a Stockholder

         No person to whom an option has been granted (a "Participant") will have rights as a stockholder with respect to any shares covered by such option until after due exercise of the option and tender of the full purchase price for the shares being purchased.

Assignability and Transferability of Options

         Options granted under the Plan shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise then by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter that a nonstatutory stock option is transferable in whole or in part to such persons, under such circumstances, and subject to such conditions as the Board may prescribe.

Stock Appreciation Rights

         The Board may award stock appreciation rights to eligible personnel upon such terms and conditions as it deems appropriate. A stock appreciation right is an award entitling the Participant, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Board in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the stock appreciation right is granted and ending on the date the stock appreciation right is exercised.

         Stock appreciation rights may be awarded under the Plan in conjunction with an option ("tandem SARs") or independent of any option ("stand-alone SARs"). Tandem SARs awarded in conjunction with a nonstatutory stock option may be awarded either at or after the time the nonstatutory stock option is granted. Tandem SARs awarded in conjunction with an incentive stock option may only be awarded at the time the incentive stock option is granted.

         A tandem SAR shall be exercisable only at the time and to the same extent and subject to the same conditions as the related option is exercisable. The exercise of a tandem SAR shall cancel the related option to the extent of the shares of Common Stock with respect to which the stock appreciation right is exercised, and vice versa. Tandem SARs may be exercised only when the fair market value of the Common Stock to which it relates exceeds the option exercise price. The Board may impose such additional service or vesting conditions upon the exercise of a stock appreciation right (tandem or stand-alone) as it deems appropriate.

         A stock appreciation right may be exercised by giving written notice to the Company identifying the stock appreciation right that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Board may require. The Board may establish such rules and procedures as it deems appropriate for the exercise of stock appreciation rights under the Plan. Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount (in cash and/or shares of Common Stock as determined by the Board) equal to the product of (i) the number of shares with respect to which the stock appreciation right is being exercised and (ii) the difference between the fair market value of a share of the Common Stock on the date the stock appreciation right is exercised and the fair market value of a share of Common Stock on the date the stock appreciation right is granted.

         Stock appreciation rights shall not be transferable by a Participant other than upon the Participant's death to a beneficiary designated by the

Participant in a manner acceptable to the Board, or, if no designated beneficiary shall survive the Participant, pursuant to the Participant's will or by the laws of descent and distribution. All stock appreciation rights shall be transferable, to the extent permitted above, only with the underlying option.

Effect of Termination of Employment on Service

         The Plan generally provides that, unless otherwise determined by the Administrator, following a participant's termination of employment or service:

        o for any reason other than the death, disability or cause (as defined in the Plan), the Participant will have 30 days to exercise all then exercisable options or SARs; and

        o as the result of death or disability, the Participant (or his or her beneficiary) will have one year to exercise all then exercisable options or SARs, provided that, in each instance, no options or SARs may be exercised beyond the expiration of its stated term.

         However, following a Participant's termination of employment or service, as the result of cause, any option or SAR held by the Participant (whether or not otherwise then exercisable) shall immediately terminate.

         "Cause" means (i) in the case where there is no employment or consulting agreement between the Participant and the Company or its Affiliates or where such an agreement exists but does not define "Cause" (or words of like import), a termination classified by the Company as a termination due to the Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (i) in the case where there is an employment or consulting agreement between the Participant and the Company or its Affiliates, a termination that is or would be deemed for "cause" (or words of like import) under such agreement.

Stock Bonus Awards

         The Plan allows the Administrator to grant stock bonus awards in consideration for past services actually rendered to the Company or its affiliates on such terms and conditions it deems appropriate. Shares subject to stock bonus awards may, but need not, be subject to a vesting schedule.

         Generally, unless otherwise determined by the Administrator, any unvested shares of Common Stock received pursuant to a stock bonus award shall be forfeited upon a Participant's termination of employment or service with the Company or its affiliates.

Non-Employee Director Stock Option Awards

         Under the Plan, each non-employee director of the Company will be automatically granted a nonstatutory stock option to purchase 2,000 shares of Common Stock upon his or her commencement of service as a non-employee director of the Company. In addition, each non-employee director of the Company will automatically be granted a nonstatutory stock option to purchase 2,000 shares of Common Stock under the plan on the day following each annual meeting of stockholders of the Company that occurs at least one year after his or her commencement of service as a non-employee director of the Company. The options will have a ten-year term and an exercise price equal to the fair market value of the Common Stock on the date of grant. The options granted upon a non-employee director's demand commencement of service will vest as to one-third on each anniversary of the date of grant, provided that the director remains in service during the vesting period. The options granted to non-employee directors on an annual basis will generally become one-third vested on each of the first three anniversaries of the grant date.

         If a non-employee director's service terminates for any reason (other than death or disability) or no reason, then any option held by the non-employee director, to the extent not then exercisable, shall thereupon terminate. Any option held by the non-employee director which is exercisable at the time of such termination of service shall remain exercisable during the ninety (90) day period following such termination or, if sooner, until the expiration of the stated term of the option and, to the extent not exercised within such period, shall thereupon terminate. In the event a non-employee director's service terminates due to his or her death or disability, the non-employee director (or his or her beneficiary) will have one year to exercise all the then exercisable non-employee director stock option awards.

Adjustments Upon Changes in Common Stock

         Upon the occurrence of any of the following events, a Participant's rights with respect to any option which have not previously been exercised in full will be adjusted as set forth below:

         Capitalization. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares or if the Company issues any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         Dissolution or Liquidation of the Company. In the event of a dissolution or liquidation of the Company, then Awards outstanding under the Plan shall terminate if not exercised (if applicable) immediately prior to, or simultaneous with, such event.

         Asset Sales, Merger, Consolidations or Reverse Merger. In the event of
(i) a sale of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in such a transaction for those awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such awards or to substitute similar awards for those awards outstanding under the Plan, then the vesting of all outstanding awards (and, if applicable, the time during which such awards may be exercised) shall be accelerated in full, and the awards shall terminate if not exercised (if applicable) at or prior to such event.

Amendment and Termination of the Plan

         The Board may amend or terminate the Plan, provided, however, that no such action may adversely affect the rights of a Participant under any outstanding award without the consent of the Participant. Except as otherwise previously discussed, any amendment which would increase the number of shares of Common Stock for which awards may be granted under the Plan (in the aggregate or on an individual basis) or modify the class of employees eligible to receive awards under the Plan shall be subject to the approval of the stockholders of the Company. The Board may amend the terms of any Award Agreement at any time and from time to time, provided, however, that any amendment which would adversely affect the rights of the Participant may not be made without the consent of the Participant.

Applicability of ERISA

         The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

Federal Income Tax Consequences Of The Plan

         The following information is not intended to be a complete discussion of the federal income tax consequences of participation of the Plan and is qualified in its entirety by reference to the Code, and the regulations adopted pursuant thereto. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. Each Participant who acquires shares of Common Stock under the Plan should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

         The federal income tax consequences applicable to officers, directors, and other persons subject to potential liability under Section 16(b) of the Exchange Act and the rules thereunder may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b) of the Exchange Act. The federal income tax consequences of such rules on officers, directors and other persons subject to Section 16(b) are described generally herein. However, such description is not intended to be complete and persons subject to Section 16(b) should consult their own tax advisors for more specific information.

         Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO (see, however, discussion of alternative minimum tax below) granted pursuant to the Plan. If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. The reduced rate of tax (20%) on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over
(ii) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

         The exercise of an ISO may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

         An optionee who surrenders shares as payment of the exercise price of his ISO generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO, is, however, a "disposition" of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

         Nonstatutory Stock Options. Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of nonstatutory stock options pursuant to the Plan. On the exercise of a nonstatutory stock option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

         Upon the sale of stock acquired by exercise of a nonstatutory stock option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Under current law, net capital gains (net long term capital gain less net short term capital loss) is subject to a maximum rate of 28%. The reduced rate of tax on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a nonstatutory stock option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See "Incentive Stock Options." The optionee will recognize ordinary income on the exercise of the nonstatutory stock option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

         Stock Appreciation Rights. A participant who is awarded a stock appreciation right will not have taxable income upon the grant of such stock appreciation right and the Company will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a stock appreciation right, a participant will recognize fully taxable ordinary income equal to the amount of cash and the fair market value of any shares received. The Company may generally claim a deduction at that time equal to the amount recognized as ordinary income by the Participant.

         Limitation on the Company's Deduction. In general, the Company is entitled to a deduction in such amount and at such time as ordinary income is recognized by a participant under the Plan. Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and its four highest paid executive officers, to the extent that such compensation is not performance based.

      THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMMENDS A VOTE "FOR" APPROVAL THEREOF.

                              STOCKHOLDER PROPOSALS

      All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2001 must be received by the Company no later than December 18, 2000 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the proxy rules under the Securities Exchange Act of 1934, including Rule 14a-8. Any notice of a stockholder proposal for consideration at the 2001 Annual Meeting that is submitted to the Company outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) if it is submitted after March 3, 2001. Rule 14(a)-4(c)(1) provides that discretionary voting authority may be exercised with respect to such untimely proposals.

                                 OTHER BUSINESS

      The Board of Directors knows of no other business to be acted upon at the Special Meeting. However, if any other business properly comes before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                                   APPENDIX A

                            IMPAX LABORATORIES, INC.
                           1999 EQUITY INCENTIVE PLAN

     1. Purpose. The purpose of the Plan is to attract, retain and motivate key personnel by providing a means whereby the Company may grant (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights and/or
(iv) Stock Bonuses to officers, employees, directors and consultants of the Company and its Affiliates. In addition, Non-Employee Directors shall receive automatic grants of Nonstatutory Stock Options under the Plan.

     2. Administration.

     2.1 Administration by Board. The Board shall administer the Plan unless and to the extent that the Board delegates its power and authority to a Committee as provided in Section 2.3.

     2.2 Power of Board. Subject to the provisions of the Plan, the Board, acting in its sole discretion, shall have the following power and authority:

      2.2.1 to determine to which of the eligible individuals, and the time or times at which, Awards shall be granted;

      2.2.2 to determine the number of shares of Common Stock subject to Awards granted under the Plan and, where applicable, the price to be paid for the shares of Common Stock subject to each Award;

      2.2.3 to determinate the terms and conditions of each Award (which need not be identical);

      2.2.4 to interpret the terms of the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration (and, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deemed necessary or desirable);

      2.2.5 to accelerate the exercisability or vesting of any Award;

      2.2.6 to amend the terms of the Plan or any Award;

      2.2.7 to adopt forms of Award Agreements for use under the Plan;

      2.2.8 to allow Participants to satisfy the minimum withholding tax obligations by electing to have the Company withhold from the shares covered by an Award that number of shares having a Fair Market Value equal to the amount required to be withheld; and

      2.2.9 to make all determinations deemed necessary or advisable for the administration of the Plan.

      2.3 Delegation. Except with regard to Awards to Non-Employee Directors, the Board may delegate any or all of its powers and authority relating to the administration of the Plan (but not the power to amend or terminate the Plan) to a Committee of two (2) or more members of the Board. If and to the extent that administrative responsibility is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers and authority theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and, as appropriate, references in the Plan to the Board shall be deemed to be the Committee or subcommittee). If a Committee is appointed, then, unless the Board determines otherwise, its members shall consist solely of individuals who qualify as "non-employee directors" under Rule 16b-3 promulgated under Section 16 of the Exchange Act and as "outside directors" under Section 162(m) of the Code. If for any reason the Committee does not satisfy the "non-employee director" requirements of Rule 16b-3 or the "outside director" requirements of Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The Board may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

      2.4 Indemnification. The Company shall indemnify and hold harmless to the fullest extent permitted by law each member of the Board and the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

      2.5 Decisions. All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on all persons.

      3. Share Reserve. Subject to adjustment pursuant to Section 11, the aggregate number of shares of Common Stock that may be issued pursuant to the Plan is 5,000,000 shares. If any Option or Stock Appreciation Right expires or is terminated without being exercised in whole or in part, the unexercised or released shares from such Option or Stock Appreciation Right shall be available for future issuance under the Plan. Shares that are subject to an Award that is forfeited or cancelled or that are withheld in order to pay the purchase price for shares of Common Stock covered by any Award or to satisfy the tax withholding obligations associated with any Award under the Plan shall be available for future issuance under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan. Subject to adjustment pursuant to Section 11, the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 300,000 shares.

      4. Eligibility. Awards may be granted under the Plan to officers, employees, directors and consultants of the Company or its Affiliates. Incentive Stock Options may be granted only to employees of the Company or its Affiliates. Non-Employee Directors shall receive automatic grants of Nonstatutory Stock Options pursuant to Section 8 of the Plan. The Company may also, from time to time, assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under the Plan in replacement of the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan.

      5. Options.

      5.1 Option Grant. Subject to the provisions hereof, the Board may grant Incentive Stock Options and Nonstatutory Stock Options to eligible personnel on such terms and conditions as the Board deems appropriate.

      5.2 Exercise Price. The exercise price of an Option shall not be less than the par value of the Common Stock, provided that (i) the exercise price of an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted, and (ii) the exercise price of an Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted.

      5.3 Option Term. No Option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five
(5) years).

      5.4 Vesting and Exercise of Options. The Board may establish such vesting and other conditions and restrictions on the exercise of an Option and/or upon the issuance of Common Stock in connection with the exercise of an Option as it deems appropriate. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an Option may be exercised by transmitting to the Company: (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price. The exercise price of an Option may be paid in cash and/or such other form of payment as the Company may permit.

      5.5 Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an Option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by an Option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such shares are issued.

      5.6 Buy Out and Settlement. The Board, on behalf of the Company, may at any time offer to buy out any Option on such terms and conditions as the Board shall establish.

     5.7 Options Non-Transferable. Options granted under the Plan shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter that a Nonstatutory Stock Option is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Board may prescribe.

     5.8 Assumed Options. In the event the Company assumes an option granted by another company, the exercise price and the number and nature of shares issuable upon exercise of such assumed option shall be adjusted appropriately as determined by the Board. In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

     5.9 Replacement Options. Without in any way limiting the authority of the Board to make or not to make grants of Options, the Board shall have the authority (but not an obligation) to include as part of any Award Agreement a provision entitling the Participant to a replacement Option in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms and conditions of the Award Agreement.

     6. Stock Appreciation Rights.

     6.1 Stock Appreciation Right Grant. Subject to the provisions hereof, the Board may award Stock Appreciation Rights to eligible personnel upon such terms and conditions as it deems appropriate. A Stock Appreciation Right is an Award entitling the Participant, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Board in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the Stock Appreciation Right is granted and ending on the date the Stock Appreciation Right is exercised.

     6.2 Types of Stock Appreciation Rights. Stock Appreciation Rights may be awarded under the Plan in conjunction with an Option ("tandem SARs") or independent of any Option ("stand-alone SARs"). Tandem SARs awarded in conjunction with a Nonstatutory Stock Option may be awarded either at or after the time the Nonstatutory Stock Option is granted. Tandem SARs awarded in conjunction with an Incentive Stock Option may only be awarded at the time the Incentive Stock Option is granted.

     6.3 Exercisability. Except as otherwise provided herein, a tandem SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as the related Option is exercisable. The exercise of a tandem SAR shall cancel the related Option to the extent of the shares of Common Stock with respect to which the Stock Appreciation Right is exercised, and vice versa. Tandem SARs may be exercised only when the Fair Market Value of the Common Stock to which it relates exceeds the Option exercise price. The Board may impose such additional service or vesting conditions upon the exercise of a Stock Appreciation Right (tandem or stand-alone) as it deems appropriate.

     6.4 Exercise. A Stock Appreciation Right may be exercised by giving written notice to the Company identifying the Stock Appreciation Right that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Board may require. The Board may establish such rules and procedures as it deems appropriate for the exercise of Stock Appreciation Rights under the Plan. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount (in cash and/or shares of Common Stock as determined by the Board) equal to the product of (i) the number of shares with respect to which the Stock Appreciation Right is being exercised and (ii) the difference between the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

     6.5 SARs Non-Transferable. Stock Appreciation Right shall not be transferable by a Participant other than upon the Participant's death to a beneficiary designated by the Participant in a manner acceptable to the Board, or, if no designated beneficiary shall survive the Participant, pursuant to the Participant's will or by the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant. A Tandem SAR shall be transferable, to the extent permitted above, only with the underlying Option.

      7. Stock Bonus Awards. Subject to the provisions hereof, the Board may grant Stock Bonus Awards to eligible personnel upon such terms and conditions as the Board deems appropriate. The terms and conditions of Stock Bonus Awards may change from time to time, and the terms and conditions of each Award Agreement need not be identical.

      7.1 Consideration. A Stock Bonus shall be awarded in consideration for past or future services rendered to the Company or its Affiliates.

      7.2 Vesting. Shares of Common Stock awarded pursuant to a Stock Bonus may, but need not, be subject to a vesting schedule determined by the Board.

      7.3 Transferability. Shares of Common Stock received pursuant to a Stock Bonus Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Board shall determine in its discretion, so long as such shares remain subject to the terms of the Award Agreement.

      8. Non-Employee Director Stock Option Awards. Subject to the provisions hereof and without further action by the Board, during the term of the Plan: (i) each Non-Employee Director then in service shall be granted a Nonstatutory Stock Option to purchase 2,000 shares of Common Stock on the trading day following the Effective Date, and (ii) each Non-Employee Director then in service shall be granted a Nonstatutory Stock Option to purchase 2,000 shares of Common Stock on the trading day following each annual meeting of the Company's stockholders that occurs at least one year after his or her commencement of service as a Non-Employee Director. Unless otherwise determined by the Board, each Option granted pursuant to this Section 8 shall be subject to the following terms and conditions:

      8.1 Exercise Price. The purchase price per share shall be equal to the Fair Market Value of the Common Stock on the date the Option is granted.

      8.2 Vesting Conditions. Each Option shall vest and become exercisable in annual one-third increments on the first, second and third anniversaries of the date the Option is granted, provided that the Participant remains in the continuous service on the Board through each applicable anniversary date.

      8.3 Effect of Termination of Service. If a Non-Employee Director's service terminates for any reason (other than death or Disability) or no reason, then any Option held by the Non- Employee Director, to the extent not then exercisable, shall thereupon terminate. Any Option held by the Non-Employee Director which is exercisable at the time of such termination of service shall remain exercisable during the ninety (90) day period following such termination or, if sooner, until the expiration of the stated term of the Option and, to the extent not exercised within such period, shall thereupon terminate. The provisions of Section 9.1.1 shall apply in the event a Non-Employee Director's service terminates due to his or her death or Disability.

      8.4 Capital Transactions; Change in Control. The provisions of Section 11 shall apply.

      8.5 Expiration. Except as otherwise provided herein, if not previously exercised, each Option shall expire on the tenth anniversary of the date the Option is granted.

      9. Termination of Employment or Service. Except as specifically provided in Section 8, and unless otherwise determined by the Board at grant or, if no rights of the Participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to Awards held by a Participant (other than Awards covered by Section 8) at the time of his or her termination of employment or other service with the Company and its Affiliates:

      9.1 Stock Options and Stock Appreciation Rights.

      9.1.1 If a Participant's employment or service terminates due to his or her death or Disability, then (i) any Option or Stock Appreciation Right held by the Participant which is not then exercisable shall terminate, and (ii) any such Option or Stock Appreciation Right may be exercised, to the extent otherwise exercisable on the date his or her employment or service terminates, by the Participant (or, in the event of death, his or her legal representative) at any time within one year from the date his or her employment or service terminates, but in no event after expiration of the stated term, and, to the extent not exercised within such time period, shall thereupon terminate.

       9.1.2 If a Participant's employment or service is terminated by the Company or its Affiliates for Cause or if, at the time of a Participant's termination, grounds for termination for Cause exist, then, notwithstanding anything to the contrary contained herein, any Option or Stock Appreciation Right held by the Participant (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. "Cause" means (i) in the case where there is no employment or consulting agreement between the Participant and the Company or its Affiliates or where such an agreement exists but does not define "Cause" (or words of like import), a termination classified by the Company as a termination due to the participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (ii) in the case where there is an employment or consulting agreement between the Participant and the Company or its Affiliates, a termination that is or would be deemed for "cause" (or words of like import) under such agreement.

       9.1.3 If a Participant's employment or service terminates for any reason (other than death, Disability or Cause or at a time when Cause exists) or no reason, then any Option or Stock Appreciation Right held by the Participant, to the extent not then exercisable, shall thereupon terminate. Any Option or Stock Appreciation Right held by the Participant which is exercisable at the time of such termination of employment or service shall remain exercisable during the thirty (30) day period following such termination of employment or service or, if sooner, until the expiration of the stated term of the Option or Stock Appreciation Right and, to the extent not exercised within such period, shall thereupon terminate.

     9.2 Stock Bonuses. If a Participant's employment or service terminates, then any shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Award Agreement shall be forfeited.

     10. Miscellaneous.

     10.1 No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant or other holder of Awards any right to continue to be employed by or serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate such employment or service.

     10.2 Investment Assurances. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to reflect conditions imposed under an Award or to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     10.3 Withholding Obligations. As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan or (ii) the Company shall be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable Award Agreement provides otherwise, at the discretion of the Board, the Participant may satisfy the withholding obligation described under this Section 10.3 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

     11. Adjustments upon Changes in Common Stock.

     11.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan and the maximum number of securities that may be awarded to any employee, and the outstanding Awards shall be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.

      11.2 Change in Control -- Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then Awards outstanding under the Plan shall terminate if not exercised (if applicable) immediately prior to, or simultaneous with, such event.

      11.3 Change in Control -- Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this
Section 11.3 for those Awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those Awards outstanding under the Plan, then the vesting of all outstanding Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such event.

      12. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may adversely affect the rights of a Participant under any outstanding Award without the consent of the Participant. Except as otherwise provided in Section 11, any amendment which would increase the number of shares of Common Stock for which Awards may be granted under the Plan (in the aggregate or on an individual basis) or modify the class of employees eligible to receive Awards under the Plan shall be subject to the approval of the stockholders of the Company. The Board may amend the terms of any Award Agreement at any time and from time to time, provided, however, that any amendment which would adversely affect the rights of the Participant may not be made without the consent of the Participant.

      13. Effective Date of Plan. The Plan shall become effective at the Effective Time.

      14. Definitions.

      14.1 "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      14.2 "Award" means any Option, Stock Appreciation Right or Stock Bonus granted under the Plan.

      14.3 "Award Agreement" means a written agreement or other instrument between the Company and a holder of an Award evidencing the terms and conditions of an individual Award.

      14.4 "Board" means the Board of Directors of the Company.

      14.5 "Code" means the Internal Revenue Code of 1986, as amended.

      14.6 "Committee" means a committee appointed by the Board in accordance with Section 2.3.

      14.7 "Common Stock" means the common stock, par value $.01, of the Company.

      14.8 "Company" means Impax Laboratories, Inc., a Delaware corporation.

      14.9 "Disability" means the dates and permanent disability of a person within the meaning of Section 22(e)(3) of the Code.

      14.10 "Effective Time" means the "Effective Time" as defined in the Agreement and Plan of Merger by and between Global Pharmaceuticals Corporation and Impax Pharmaceuticals, Inc. dated July 26, 1999.

      14.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      14.12 "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; and (ii) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     14.13 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     14.14 "Non-Employee Director" means a member of the Board who is not also an employee of, or consultant to, the Company or its Affiliates.

     14.15 "Nonstatutory Stock Option" means an Option that does not qualify as an Incentive Stock Option.

     14.16 "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

     14.17 "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an Award.

     14.18 "Plan" means this Impax Laboratories, Inc. 1999 Equity Incentive
Plan.

     14.19 "Securities Act" means the Securities Act of 1933, as amended.

     14.20 "Stock Appreciation Right" means a stock appreciation right granted pursuant to Section 6 of the Plan.

     14.21 "Stock Bonus" means a stock bonus granted pursuant to Section 7 of the Plan.

     14.22 "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424 (d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

                            IMPAX LABORATORIES, INC.

      This Proxy is solicited by the Board of Directors for the Special Meeting of Stockholders to Be Held on October 3, 2000.

      The undersigned, a stockholder of Impax Laboratories, Inc. (the "Corporation"), hereby constitutes and appoints Charlie Hsiao, Ph.D. and Cornel
C. Spiegler, and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock, Series 1A Preferred Stock, Series 1B Preferred Stock and Series 2 Preferred Stock of the Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on Tuesday, October 3, 2000, and at any and all adjournments or postponements thereof, as follows:

(1) PROPOSAL TO INCREASE THE CORPORATION'S AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 75,000,000 SHARES

              |_| FOR                 |_| AGAINST               |_| ABSTAIN

(2) PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE COPORATION'S 1999 EQUITY INCENTIVE PLAN FROM 2,400,000 TO 5,000,000

              |_| FOR                 |_| AGAINST               |_| ABSTAIN

(3) In their discretion, upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

                                                   (Continued on reverse side.)

(Continued)

      Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2 and 3 above. If no instruction is indicated, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2.

      A majority of the attorneys and proxies named herein present and acting at the meeting in person or by their substitutes (or if only one is present and acting then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain maters as may properly come before the meeting.

      Any and all proxies heretofore given by the undersigned are hereby revoked.

                                            Receipt of the Notice of Special
                                            Meeting of Stockholders and Proxy
                                            Statement dated September 1, 2000 is
                                            hereby acknowledged.

                                            Dated:
                                                  -----------------------------

                                            -----------------------------------

                                            -----------------------------------
                                            Please sign exactly as your name(s)
                                            appear hereon. If shares are held by
                                            two or more persons each should
                                            sign. Trustees, executors and other
                                            fiduciaries should indicate their
                                            capacity. Shares held by
                                            corporations, partnerships,
                                            associations, etc. should be signed
                                            by an authorized person, giving full
                                            title or authority.


            Please Date, Sign and Mail in the Enclosed Reply Envelope